May 18, 2018

Board of Trustees, Claymore Exchange-Traded Fund Trust
227 West Monroe Street
 Chicago, IL 60606
Board of Trustees, Claymore Exchange-Traded Fund Trust 2
227 West Monroe Street
 Chicago, IL 60606
Board of Trustees, PowerShares Exchange-Traded Fund Trust
3500 Lacey Road, Suite 700
 Downers Grove, IL 60515
Board of Trustees, PowerShares Exchange-Traded Fund Trust II
3500 Lacey Road, Suite 700
 Downers Grove, IL 60515
Board of Trustees, PowerShares Exchange-Traded Self-Indexed Fund Trust
3500 Lacey Road, Suite 700
 Downers Grove, IL 60515

Re:
Agreement and Plan of Reorganization ("Agreement") adopted as of May 18, 2018 by and among each of the Guggenheim open-end registered investment companies identified as a Target Entity on Exhibit A hereto (each a "Target Entity") separately, on behalf of its respective series identified on Exhibit A hereto (each a "Target Fund"); and (ii) each of the Invesco PowerShares open-end registered investment companies identified as an Acquiring Entity on Exhibit A hereto (each an "Acquiring Entity"), separately on behalf of its respective series identified on Exhibit A hereto (each an "Acquiring Fund")

Ladies and Gentlemen:

You have requested our opinion as to certain federal income tax consequences of the Reorganizations set forth on Exhibit A, attached hereto, of the Target Funds, pursuant to which: (i) the Acquiring Fund will acquire the Assets and Liabilities of the Target Fund in exchange for shares of the corresponding Acquiring Fund of equal value to the net assets of the Target Fund being acquired, and (ii) the Target Fund will distribute such shares of the Acquiring Fund to shareholders of the Target Fund, in connection with the liquidation of the Target Fund, all upon the terms and conditions of the Agreement (each such transaction, a "Reorganization" and collectively, the "Reorganizations").  Each Acquiring Fund is, and will be immediately prior to

Board of Trustees, Claymore Exchange-Traded Fund Trust
Board of Trustees, Claymore Exchange-Traded Fund Trust 2
Board of Trustees, PowerShares Exchange-Traded Fund Trust
Board of Trustees, PowerShares Exchange-Traded Fund Trust II
Board of Trustees, PowerShares Exchange-Traded Self-Indexed Fund Trust
May 18, 2018

Closing, a shell series, without assets (other than seed capital) or liabilities, created for the purpose of acquiring the Assets and Liabilities of the Target Fund.  Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Agreement.

In rendering our opinion, we have reviewed and relied upon: (a) a copy of the executed Agreement, adopted as of May 18, 2018; (b) the Combined Prospectus and Information Statement provided to shareholders of the Target Funds dated January 5, 2018; (c) certain representations concerning the Reorganization made to us by the Acquiring Entities, on behalf of the Acquiring Funds, and the Target Entities, on behalf of the Target Funds, in letters dated May 18, 2018 (the "Representation Letters"); (d) all other documents, financial and other reports and corporate minutes we deemed relevant or appropriate; and (e) such statutes, regulations, rulings and decisions as we deemed material in rendering this opinion.

For purposes of this opinion, we have assumed that each Target Fund on the Closing Date of the Reorganization satisfies, and immediately following the Closing Date of the Reorganization, each Acquiring Fund will continue to satisfy, the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), for qualification as regulated investment companies.

Based on the foregoing, and provided the Reorganization is carried out in accordance with the applicable laws of the State of Delaware and the Commonwealth of Massachusetts, the terms of the Agreement and the statements in the Representation Letters for the Target Funds and the Acquiring Funds, it is our opinion that for federal income tax purposes:

1. The acquisition by the Acquiring Fund of all of the Assets of its corresponding Target Fund in exchange for the Acquiring Fund shares and the assumption by the Acquiring Fund of the Liabilities of its corresponding Target Fund, followed by the distribution by the Target Fund to its shareholders of the Acquiring Fund shares in complete liquidation of the Target Fund, will qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Code, and the Target Fund and Acquiring Fund each will be a "party to the reorganization" within the meaning of Section 368(b) of the Code.
2. No gain or loss will be recognized by the Target Fund upon the transfer of all of its Assets to, and assumption of its Liabilities by, its corresponding Acquiring Fund in exchange solely for the Acquiring Fund shares pursuant to Sections 361(a) and 357(a) of the Code.
3. No gain or loss will be recognized by the Acquiring Fund upon the receipt by it of all of the Assets of its corresponding Target Fund in exchange solely for the Acquiring Fund shares and the assumption by the Acquiring Fund of the Liabilities of its corresponding Target Fund pursuant to Section 1032(a) of the Code.

Board of Trustees, Claymore Exchange-Traded Fund Trust
Board of Trustees, Claymore Exchange-Traded Fund Trust 2
Board of Trustees, PowerShares Exchange-Traded Fund Trust
Board of Trustees, PowerShares Exchange-Traded Fund Trust II
Board of Trustees, PowerShares Exchange-Traded Self-Indexed Fund Trust
May 18, 2018

4. No gain or loss will be recognized by the Target Fund upon the distribution of its corresponding Acquiring Fund's shares to its shareholders in complete liquidation of the Target Fund pursuant to Section 361(c)(1) of the Code.
5. The tax basis of the Assets of the Target Fund received by the corresponding Acquiring Fund will be the same as the tax basis of the Assets to the Target Fund immediately prior to the exchange pursuant to Section 362(b) of the Code.
6. The holding periods of the Assets of the Target Fund received by its corresponding Acquiring Fund will include the periods during which such Assets were held by the Target Fund pursuant to Section 1223(2) of the Code.
7. No gain or loss will be recognized by the shareholders of the Target Fund upon the exchange of their Target Fund shares for its corresponding Acquiring Fund's shares (including fractional shares to which they may be entitled), pursuant to Section 354(a) of the Code.
8. The aggregate tax basis of the Acquiring Fund shares received by shareholders of a Target Fund (including fractional shares to which they may be entitled) will be the same as the aggregate tax basis of the Target Fund shares exchanged therefor pursuant to Section 358(a)(1) of the Code.
9. The holding period of the Acquiring Fund shares received by a shareholder of the Target Fund (including fractional shares to which they may be entitled) will include the holding period of the Target Fund shares exchanged therefor, provided that the shareholder held such Target Fund as a capital asset on the date of the Reorganization pursuant to Section 1223(1) of the Code.
10. For purposes of Section 381 of the Code, the Acquiring Fund will succeed to and take into account, as of the date of the transfer as defined in Section 1.381(b)-1(b) of the regulations issued by the United States Department of the Treasury (the "Income Tax Regulations"), the items of the Target Fund described in Section 381(c) of the Code as if there had been no Reorganization, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code, if applicable, and the Income Tax Regulations promulgated thereunder.
Notwithstanding anything to the contrary herein, we express no opinion as to the effect of the Reorganization on the Target Funds, the Acquiring Funds or any Target Fund shareholders with respect to any asset as to which any gain or loss is required to be recognized for federal income tax purposes regardless of whether such transfer would otherwise be a nonrecognition transaction under the Code.

Board of Trustees, Claymore Exchange-Traded Fund Trust
Board of Trustees, Claymore Exchange-Traded Fund Trust 2
Board of Trustees, PowerShares Exchange-Traded Fund Trust
Board of Trustees, PowerShares Exchange-Traded Fund Trust II
Board of Trustees, PowerShares Exchange-Traded Self-Indexed Fund Trust
May 18, 2018

Our opinion is based upon the Code, the applicable Income Tax Regulations, the present positions of the Internal Revenue Service (the "Service") as are set forth in published revenue rulings and revenue procedures, present administrative positions of the Service, and existing judicial decisions, all of which are subject to change either prospectively or retroactively.  We do not undertake to make any continuing analysis of the facts or relevant law following the date of the Reorganization.

Our opinion is conditioned upon the performance by the Acquiring Entities, on behalf of the Acquiring Funds, and the Target Entities, on behalf of the Target Funds, of the undertakings in the Agreement and the Representation Letters. Except as expressly set forth above, we express no other opinion to any party as to the tax consequences, whether federal, state, local or foreign, with respect to (i) the Reorganization or any transaction related to or contemplated by such Reorganization (or incident thereto) or (ii) the effect, if any, of the Reorganization on any other transaction and/or the effect, if any, of any such other transaction on the Reorganization.

We hereby consent to the use of this opinion as an exhibit to the registration statement of each Acquiring Fund on Form N-14, and any amendments thereto, covering the registration of the Acquiring Fund Shares under the Securities Act of 1933, as amended, to be issued in the Reorganization.

Very truly yours,

/s/ Stradley Ronon Stevens & Young, LLP
Stradley Ronon Stevens & Young, LLP

EXHIBIT A

CHART OF REORGANIZATIONS

Acquiring Fund and Acquiring Entity	Corresponding Target Fund and Target Entity

PowerShares Exchange-Traded Fund Trust
PowerShares BRIC Portfolio, a series of PowerShares Exchange-Traded Fund Trust	Guggenheim BRIC ETF, a series of Claymore Exchange-Traded Fund Trust
PowerShares Raymond James SB-1 Equity Portfolio, a series of PowerShares Exchange-Traded Fund Trust	Guggenheim Raymond James SB-1 Equity ETF, a series of Claymore Exchange-Traded Fund Trust
PowerShares Wilshire US REIT Portfolio, a series of PowerShares Exchange-Traded Fund Trust	Wilshire US REIT ETF, a series of Claymore Exchange-Traded Fund Trust

PowerShares Exchange-Traded Fund Trust II
PowerShares Canadian Energy Income Portfolio, a series of PowerShares Exchange-Traded Fund Trust II	Guggenheim Canadian Energy Income ETF, a series of Claymore Exchange-Traded Fund Trust 2
PowerShares China Small Cap Portfolio, a series of PowerShares Exchange-Traded Fund Trust II	Guggenheim China Small Cap ETF, a series of Claymore Exchange-Traded Fund Trust 2
PowerShares China Technology Portfolio, a series of PowerShares Exchange-Traded Fund Trust II	Guggenheim China Technology ETF, a series of Claymore Exchange-Traded Fund Trust 2
PowerShares S&P High Income Infrastructure Portfolio, a series of PowerShares Exchange-Traded Fund Trust II	Guggenheim S&P High Income Infrastructure ETF, a series of Claymore Exchange-Traded Fund Trust 2
PowerShares Solar Portfolio, a series of PowerShares Exchange-Traded Fund Trust II	Guggenheim Solar ETF, a series of Claymore Exchange-Traded Fund Trust 2

PowerShares Exchange-Traded Self-Indexed Fund Trust
PowerShares BulletShares 2025 High Yield Corporate Bond Portfolio, a series of PowerShares Exchange-Traded Self-Indexed Fund Trust	Guggenheim BulletShares 2025 High Yield Corporate Bond ETF, a series of Claymore Exchange-Traded Fund Trust